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                                                                    Exhibit 23.2

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements Form S-8 (Nos. 33-88426, 333-27835 and 333-27831) of GTECH Holdings Corporation of our report dated March 23, 1998, with respect to the financial statements of Camelot Group plc which appears in this Annual Report on Form 10-K/A (Amendment No. 1) of GTECH Holdings Corporation.

Price Waterhouse

London, England
June 24, 1998